EXHIBIT 12.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

I, Zachary George, certify that:

1.
I have reviewed this annual report on Form 20-F (as amended by Amendment No. 1 on Form 20-F/A) of SNDL Inc.;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and
3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of SNDL Inc. as of, and for, the periods presented in this report.

Date: March 20, 2024

/s/ Zachary George

Zachary George

Chief Executive Officer